Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Fund Counsel, Independent Directors’ Counsel and Independent Registered Public Accounting Firm”, “Financial Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2022, and each included in this Post-Effective Amendment No. 83 to the Registration Statement (Form N-1A, File No. 033-66528) of Old Westbury Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2021, with respect to the financial statements and financial highlights of Old Westbury Funds, Inc. (comprising Old Westbury All Cap Core Fund, Old Westbury Small & Mid Cap Strategies Fund, Old Westbury Large Cap Strategies Fund, Old Westbury Credit Income Fund, Old Westbury Fixed Income Fund, Old Westbury Municipal Bond Fund, Old Westbury California Municipal Bond Fund and Old Westbury New York Municipal Bond Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York

February 25, 2022